Execution Copy

DEBOARDING AGREEMENT

This DEBOARDING AGREEMENT (this “Agreement”), dated as of June 1, 2007, is by and between DB Structured Products, Inc. (“DBSP”) and Ocwen Loan Servicing, LLC (the “Servicer”).

RECITALS

WHEREAS, the Servicer is currently servicing the Subject Mortgage Loans for the benefit of Deutsche Alt-A Securities Mortgage Loan Trust, Series 2007-AR3 pursuant to the certain interim servicing and servicing rights purchase agreement, dated as of Febraury 1, 2004, as amended by the amendement dated as of June 30, 2004 (collectively, the “Ocwen Servicing Agreement”) by and between DBSP, Ocwen Financial Corporation and Ocwen Federal Bank F.S.B. and modified in accordance with the terms of an assignment, assumption and recognition agreement dated as of April 30, among DBSP as assignor, Deutsche Alt-A Securities, Inc., as assignee, and the Servicer and acknowledged and agreed to by Wells Fargo Bank, N.A., as master servicer;

WHEREAS, Section 10.01(a) of the Ocwen Servicing Agreement provides that the Ocwen Servicing Agreement may be terminated by DBSP, at its sole option with respect to the Subject Mortgage Loans, without cause, in writing;

WHEREAS, DBSP desires to terminate the Ocwen Servicing Agreement with respect to the Subject Mortgage Loans;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:

Section 1.  Defined Terms.  All capitalized terms used in this Agreement that are not defined herein are used with the meanings given to such terms in the Ocwen Servicing Agreement.  In addition, the following terms shall have the meanings specified below when used in this Agreement:

“Termination Effective Date” shall mean June 1, 2007.

“Subject Mortgage Loan” means a Mortgage Loan listed on Exhibit A to this Agreement.

Section 2.  Termination.  DBSP hereby terminates the Ocwen Servicing Agreement, pursuant to Section 10.01(a) thereof, with respect to the Subject Mortgage Loans, effective as of the Termination Effective Date.  DBSP and Ocwen hereby agree that the terms of Section 10.01(a) shall apply to the termination of the Ocwen Servicing Agreement with respect to the Subject Mortgage Loans; provided that the Servicer waives the 60 days prior written notice of termination requirement as described in Section 10.01(a).

Section 3.  Costs.  Each party will pay all costs and expenses incurred by it in connection with the negotiation and execution and delivery of this Agreement, including, without, limitation the fees, costs and expenses of its counsel.

Section 4.  Governing law.  This instrument shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to its conflict of laws provisions (other than Section 5-1401 of the New York General Obligations Law), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 5.  Counterparts.  This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original for all purposes, but all such counterparts shall constitute but one and the same instrument.

Section 6.  Amendments. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

Section 7.  Effectiveness.  This Agreement shall become effective on the Termination Effective Date after it has been duly executed and delivered by the parties hereto and the Servicer shall have received the applicable Deboarding Fees by wire transfer of immediately available funds.  This Agreement shall bind and inure to the benefit of the successors and assigns of the parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed as of the day and year first above written.

DB STRUCTURED PRODUCTS, INC., Seller By: /s/ Ernest Calabrese Its: Director By: /s/ Rika Yano Its: Vice President
OCWEN LOAN SERVICING, LLC, Servicer By: /s/ Richard Delgado Name: Richard Delgado Title: Authorized Representative

[Signature Page to Deboarding Agreement]

Exhibit A

Subject Mortgage Loans

[On File]